Exhibit 99.1

NextNav Inc. Reports First Quarter 2022 Results

Extends Leadership Position in 3D Geolocation, with New Partnerships in Public Safety, Gaming and IOT

NextNav’s 3D Geolocation Data is Powering the Metaverse, Offering a Novel Approach to Authenticating Transactions

MCLEAN, VA. – May 12, 2022 – NextNav (NASDAQ: NN) (“NextNav” or the “Company”), a leader in next generation GPS and 3D geolocation, today reported financial results for NextNav’s first quarter ended March 31, 2022.

Ganesh Pattabiraman, NextNav Co-founder and CEO, stated, “We are off to a solid start to the year as we expand on the foundational work behind building the future of next generation GPS. We continue to see strong momentum in the adoption of vertical location capabilities with our Pinnacle service across markets, including public safety, gaming and IoT, helping to drive $1.2 million in revenue in the first quarter. We are also making strong progress building towards the launch of our TerraPoiNT network, with its market leading accuracy and reliability continuing to be validated by independent agencies and groups at both the government and industry level. We remain encouraged by the traction we’re gaining in key markets and with notable platforms and partners and are excited for the opportunities ahead.”

Recent Operational Highlights:

●	NextNav Partners With NGA to Bring Vertical Location to the NG9-1-1 Community: In April 2022, NextNav partnered with NGA 911, LLC (NGA) to provide actionable vertical location to its ever-growing public safety client base. Using the NGA-powered NGCS ESInet, agencies gain greater situational awareness and benefit from a common picture of Emergency Communication Centers (ECCs) in a single framework.

●	GeoComm Partners With NextNav to Improve Emergency Response Indoors: In May 2022, NextNav announced a partnership with GeoComm, one of the leaders in map data and location intelligence for Public Safety. Through the partnership, GeoComm will be able to convert position information and make it actionable – converting to street address, building, floor information making it more actionable.

●	NextNav, Widow Games Bring First-Ever 3D Geolocation Authentication to the Metaverse: In April 2022, NextNav announced that it is partnering with Widow Games to bring NextNav’s 3D geolocation capabilities to their applications, enabling more immersive virtual experiences tied to the real environments of users, and leveraging location verification to validate transactions and interactions in the metaverse.

●	echo3D Partnership to Unlock New Metaverse Experiences: In February 2022, NextNav announced that it has partnered with echo3D, a cloud platform that is revolutionizing the way 3D, augmented reality (AR) and virtual reality (VR) content is stored and streamed to provide echo3D developers with the crucial 3D location data needed to build immersive AR and VR content built on top of the physical world.

●	NextNav Partners with Last Mile Technology to Enhance Asset Tracking: In April 2022, NextNav announced a partnership with Last Mile Technology, a provider of proprietary asset movement and sensor event analysis services, to enhance vertical location capabilities of their asset tracking solutions. With vertical location intelligence powered by NextNav’s Pinnacle service, Last Mile’s Multi-function Asset Tracker can now report precise 3D geolocation data of any asset via API, web, or mobile applications.

Three Months Ended March 31, 2022 Financial Highlights:

●	Revenue: was $1.2 million in the three months ended March 31, 2022, as compared to $251 thousand in the prior year period, primarily driven by increased revenue from technology and services contracts with commercial customers.

●	Operating Loss: was $16 million in the three months ended March 31, 2022, including $7.2 million in stock compensation expense, as compared to an operating loss of $12.6 million in the prior year period, including $5.3 million related to issuance of vested warrants for rent expense.

●	Net Loss: was $9.7 million in the three months ended March 31, 2022, including a gain of $6.4 million related to the change in fair value of warrants, as compared to $27.1 million in the prior year period, including a loss of $11.7 million related to a change in the fair value of warrants.

●	Balance Sheet: As of March 31, 2022, the Company had $93.8 million in cash and was debt-free.

Conference Call Information

NextNav will host a conference call for analysts and investors at 5:00 PM ET on May 12, 2022, to discuss its financial results for the first quarter 2022 and business outlook. To access the call, please register by visiting the following website: https://conferencingportals.com/event/jDTlaQAq.

Upon registering, each participant will be provided with call details and a registrant ID.

NextNav is also providing an investor relations presentation with information on its business and operations, which is available in the investor relations section of the NextNav website athttps://ir.nextnav.com. Analysts and investors are directed to the website to review this information.

A replay of the call can also be accessed via phone through May 26, 2022, by dialing (800) 770-2030 from the U.S., or (647) 362-9199 from outside the U.S. The conference I.D. number is 62936.

About NextNav Inc.

NextNav (Nasdaq: NN) is a leader in next generation GPS, enabling a whole new ecosystem of applications and services that rely upon vertical location and resilient geolocation technology. The company’s Pinnacle network delivers highly accurate vertical positioning to transform location services, reflect the 3D world around us, and support innovative, new technologies. NextNav’s TerraPoiNT network delivers accurate, reliable, and resilient positioning, navigation and timing (PNT) services to support critical infrastructure and other GPS-reliant systems in the absence or failure of GPS.

For more information, please visit https://nextnav.com/ or follow NextNav on Twitter or LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements about NextNav’s position to drive growth in its 3D geolocation business and expansion of its next generation GPS platform, the business plans, objectives, expectations and intentions of NextNav, NextNav’s partnerships and the potential success thereof and NextNav’s estimated and future business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on NextNav’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the ability of NextNav to continue to gain traction in key markets and with notable platforms and partners, both within the U.S. and internationally; (2) the ability of NextNav to grow and manage growth profitably, maintain relationships with partners, customers and suppliers, including with respect to NextNav’s Pinnacle 911 solution and its TerraPoiNT network, and the ability to retain its management and key employees; (3) the ability of NextNav to maintain balance sheet flexibility and generate and effectively deploy capital in line with its business strategies; (4) the possibility that NextNav may be adversely affected by other economic, business and/or competitive factors (including the impacts of the ongoing COVID-19 coronavirus pandemic); and (5) other risks and uncertainties indicated from time to time in other documents filed with the Securities and Exchange Commission by NextNav. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Source: NN-FIN

Contacts

Erica Bartsch / Neal Nagarajan

Sloane & Company

ebartsch@sloanepr.com ; nnagarajan@sloanepr.com

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